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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                      February 26, 1998 (February 26, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                               1-8368                       51-0228924
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(State or other                      (Commission                 (IRS Employer
jurisdiction                        File Number)                Identification
of incorporation)                                                      Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On February 26, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that it has further extended its exchange offer for Safety-Kleen Corp. (NYSE:SK) to 12:00 p.m. Midnight, New York City time on Monday, March 9, 1998. LESI also announced that it will commence the process to seek injunctive relief in Chicago Federal Court to remove the obstacles SK's Board will not remove. The full text of the announcement is reproduced below. Note that the press release contains statements regarding LESI's opinion regarding the superior value of LESI's offer to purchase SK stock as compared to the Philip Group's merger.


FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WINGER
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

         PAUL R. HUMPHREYS
         SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         (803) 933-4210


          LAIDLAW ENVIRONMENTAL EXTENDS OFFER - INITIATING COURT ACTION


COLUMBIA, SOUTH CAROLINA...FEBRUARY 26, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced that it has further extended its exchange offer for Safety-Kleen Corp. (NYSE:SK) to 12:00 p.m. Midnight, New York City time on Monday, March 9, 1998.

         LLE also announced that given the decision by SK's Board to adjourn to March 9, 1998 the February 25, 1998 special meeting (which was the continuation of the originally scheduled but adjourned February 11, 1998 special meeting) and LLE's understanding that less than 50% of the SK shareholders voted to support the Philip Group merger proposal, LLE will commence the process to seek injunctive relief in Chicago Federal Court to remove the obstacles SK's Board will not remove.

         Commenting on the situation, Mr. Kenneth W. Winger, LLE's president and chief executive officer, said:

         "Inasmuch as the SK Board has disregarded the opinion of its financial advisor, William Blair & Co., and has ignored the conclusion of Institutional Shareholder Services that our offer is superior, I suppose we should not be surprised by yesterday's actions. Based on the voting at yesterday's meeting, the SK shareholders do not support the Philip Group merger proposal. It's time for us to return to court and demand that the SK Board be compelled in good faith to recognize the will of their shareholders. Based on SK management's admonition to their shareholders last week that a "FAILURE TO VOTE IS THE SAME AS VOTING NO", we believe a majority of the SK shareholders effectively have voted against the Philip Group merger proposal, despite representations to shareholders by SK management earlier in the week that SK was very close to securing sufficient support to approve the merger."

         Also commenting on these latest developments, Mr. James R. Bullock, LLE's chairman and the president and chief executive officer of Laidlaw Inc. (NYSE:LDW), said:

         "LLE remains fully committed to its planned acquisition of SK. Our latest extension provides ample time for the SK Board to stop stonewalling and disregarding the will of the majority of SK shareholders. If the SK Board removes the impediments it has in place to the completion of the LLE offer for SK, we believe LLE's offer will enjoy overwhelming acceptance.

         "The SK Board has stated that one of the reasons for adjourning yesterday's special meeting was to remove the uncertainty surrounding the possible effect on Philip's financing by the release of Philip's audited financial statements on March 4, 1998. We believe the issue is not whether Philip can ultimately secure financing, but whether there are not two-thirds of the SK shareholders willing to be coerced by the SK Board into accepting $27 when a superior offer is available."

         Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 26, 1998       By: /s/ Kenneth W. Winger
                                  ----------------------
                                  Kenneth W. Winger, President
                                  and Chief Executive Officer